                                                                EXHIBIT 1.2


                                  BRYLANE INC.
                            (A DELAWARE CORPORATION)

                     1,000,000 SHARES OF COMMON STOCK

                     INTERNATIONAL PURCHASE AGREEMENT



DATED: OCTOBER 14, 1997

                               TABLE OF CONTENTS

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                                                                           PAGE
                                                                           ----
 INTERNATIONAL PURCHASE AGREEMENT.........................................   1
 SECTION 1. Representations and Warranties...............................    3
   (a)      Representations and Warranties by the Company................    3
            (i)   Compliance with Registration Requirements..............    3
            (ii)  Independent Accountants................................    3
            (iii) Financial Statements...................................    3
            (iv)  No Material Adverse Change in Business.................    4
            (v)   Good Standing of the Company...........................    4
            (vi)  Good Standing of Subsidiaries..........................    4
            (vii) Capitalization.........................................    5
            (viii) Authorization of Amended Credit Facility..............    5
            (ix)  Authorization of Repurchase Agreements.................    5
            (x)   Authorization of Agreement.............................    5
            (xi)  Description of Securities..............................    5
            (xii) Absence of Defaults and Conflicts......................    5
            (xiii) Absence of Labor Dispute..............................    6
            (xiv) Absence of Proceedings.................................    6
            (xv)  Accuracy of Exhibits...................................    6
            (xvi) Possession of Intellectual Property....................    6
            (xvii) Absence of Further Requirements.......................    7
            (xviii) Possession of Licenses and Permits...................    7
            (xix) Title to Property......................................    8
            (xx)  Investment Company Act.................................    8
            (xxi) Environmental Laws.....................................    8
            (xxii) Registration Rights...................................    8
            (xxiii) Filings of Tax Returns...............................    8
            (xxiv) Maintenance of Internal Controls......................    9
            (xxv) Maintenance of Insurance...............................    9
            (xxvi) No Violations of Regulations G, T, U or X.............    9
            (xxvii) No Violation.........................................    9
            (xxviii) No Regulation M Violation...........................    9
            (xxix) Listing...............................................    9
            Representations and Warranties by the Major Selling
   (b)      Stockholders.................................................    9
            (i)   Good and Marketable Title..............................    9
            (ii)  Authorization of Agreements............................    9
            (iii) Accurate Disclosure....................................   10
            (iv)  Absence of Further Requirements........................   10
            (v)   Absence of Manipulation................................   11
            (vi)  No Violation...........................................   11
            (vii) Certificates Suitable for Transfer.....................   11
            (viii) Form W-9..............................................   11
            Representations and Warranties by the Non-Major Selling
   (c)      Stockholders.................................................   11
            (i)   Good and Marketable Title..............................   11
            (ii)  Authorization of Agreements............................   11
            (iii) Accurate Disclosure....................................   12
            (iv)  Absence of Further Requirements........................   12
            (v)   Absence of Manipulation................................   12
            (vi)  No Violation...........................................   12
            (vii) Due Execution of Power of Attorney and Custody
                  Agreement..............................................   13

                                       i
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            (viii) Certificates Suitable for Transfer......................  13
            (ix)  Form W-9.................................................  13
  (d)       Officer's Certificates.........................................  13
SECTION 2.  Sale and Delivery to Underwriters; Closing.....................  13
  (a)       Initial International Securities...............................  13
  (b)       International Option Securities................................  14
  (c)       Payment........................................................  14
  (d)       Denominations; Registration....................................  15
SECTION 3.  Covenants of the Company.......................................  15
  (a)       Compliance with Securities Regulations and Commission Requests.  15
  (b)       Filing of Amendments...........................................  15
  (c)       Delivery of Registration Statements............................  15
  (d)       Delivery of Prospectuses.......................................  15
  (e)       Continued Compliance with Securities Laws......................  16
  (f)       Blue Sky Qualifications........................................  16
  (g)       Rule 158.......................................................  16
  (h)       Restriction on Sale of Securities..............................  16
  (i)       Reporting Requirements.........................................  17
SECTION 4.  Payment of Expenses............................................  17
  (a)       Expenses.......................................................  17
  (b)       Expenses of the Selling Stockholders...........................  17
  (c)       Termination of Agreement.......................................  17
SECTION 5.  Conditions of International Managers' Obligations..............  17
  (a)       Effectiveness of Registration Statement........................  17
  (b)       Opinion of Counsel for Company.................................  18
  (c)       Opinions of Counsel for the FS Stockholders....................  18
  (d)       Opinions of Counsel for M & P Distributing Co. ................  18
  (e)       Opinions of Counsel for certain Selling Stockholders...........  18
  (f)       Opinions of Counsel for the Selling Stockholders...............  18
  (g)       Opinion of Counsel for International Managers .................  19
  (h)       Officers' Certificate..........................................  19
  (i)       Certificate of Selling Stockholders............................  19
  (j)       Accountant's Comfort Letter....................................  19
  (k)       Bring-down Comfort Letter......................................  19
  (l)       Listing........................................................  20
  (m)       No Objection...................................................  20
  (n)       Lock-up Agreements.............................................  20
  (o)       Purchase of Initial International Securities...................  20
  (p)       Common Stock Repurchase........................................  20
  (q)       Execution of Amended Credit Facility...........................  20
  (r)       Execution of Repurchase Agreements.............................  20
  (s)       Conditions to Purchase of International Option Securities......  20
  (t)       Additional Documents...........................................  21
  (u)       Termination of Agreement.......................................  21
SECTION 6.  Indemnification................................................  21
  (a)       Indemnification by the Company.................................  21
  (b)       Indemnification by the Selling Stockholders....................  22
  (c)       Indemnification by the International Managers..................  23
  (d)       Actions against Parties; Notification..........................  23
  (e)       Settlement without Consent if Failure to Reimburse.............  24
SECTION 7.  Contribution...................................................  24

                                       ii
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
 SECTION 8.  Representations, Warranties and Agreements to Survive
             Delivery.................................................       25
 SECTION 9.  Termination of Agreement.................................       25
   (a)       Termination; General.....................................       25
   (b)       Liabilities..............................................       26
 SECTION 10. Default by One or More of the International Managers.....       26
 SECTION 11. Notices..................................................       26
 SECTION 12. Parties..................................................       27
 SECTION 13. Governing Law and Time...................................       27
 SECTION 14. Effect of Headings.......................................       27
 SCHEDULE A............................................................ Sch A-1
 SCHEDULE B............................................................ Sch B-1
 SCHEDULE C............................................................ Sch C-1
 SCHEDULE D............................................................ Sch D-1
 Exhibit A.............................................................     A-1
 Exhibit B-1...........................................................    B1-1
 Exhibit B-2...........................................................    B2-1
 Exhibit B-3...........................................................    B3-1
 Exhibit C.............................................................     C-1

                                 BRYLANE INC.
                           (A DELAWARE CORPORATION)

                     1,000,000 SHARES OF COMMON STOCK

                          (PAR VALUE $.01 PER SHARE)

                     INTERNATIONAL PURCHASE AGREEMENT

                                                               OCTOBER 14, 1997

MERRILL LYNCH INTERNATIONAL


LAZARD CAPITAL MARKETS
NATIONSBANC MONTGOMERY SECURITIES, INC.

J.P. MORGAN SECURITIES LTD.

 as Lead Managers of the several International Managers

c/o Merrill Lynch International


Ropemaker Place

25 Ropemaker Street

London EC2Y 9LY

England

Ladies and Gentlemen:

  Brylane Inc., a Delaware corporation (the "Company"), and the persons listed in Schedule C hereto (each a "Selling Stockholder" and collectively, the "Selling Stockholders") confirm their agreement with Merrill Lynch International ("Merrill Lynch") and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, Lazard Capital Markets, NationsBanc Montgomery Securities, Inc. and J.P. Morgan Securities Ltd. are acting as representatives (in such capacity, the "Lead Managers"), with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), set forth in said Schedule A, and with respect to the grant by the Selling Stockholders to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 150,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,000,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 150,000 shares of Common Stock subject to the option described in
Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

  It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Selling Stockholders of an aggregate of 4,000,000 shares of Common Stock (the "U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lazard Freres & Co. LLC, NationsBanc Montgomery Securities, Inc. and J.P. Morgan Securities Inc. are acting as representatives (the "U.S. Representatives"). It is understood that the Selling Stockholders are not obligated to sell, and the International Managers are not obligated to purchase, any International Securities unless all of the U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

  The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

  The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

  The Company and the Selling Stockholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

  It is understood that concurrently with the offering by the Selling Stockholders of the Securities, the Company will repurchase from the Selling Stockholders pursuant to Repurchase Agreements between each of the Selling Stockholders and the Company (the "Repurchase Agreements") an aggregate of 2,500,000 shares of Common Stock (the "Common Stock Repurchase"). The Company will finance the Common Stock Repurchase with the proceeds received from its Amended Credit Facility with Morgan Guaranty Trust Company of New York, as administrative agent and Merrill Lynch Capital Corporation, as documentation agent, and certain lenders named therein which consists of (i) a $175 million five-year amortizing term loan, and (ii) a $200 million five-year revolving credit facility with a $75 million sublimit for letters of credit. It is understood that the Selling Stockholders are not obligated to sell, and the Company is not obligated to purchase, any of the 2,500,000 shares of Common Stock unless all of the Securities are contemporaneously purchased by the Underwriters.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-35715) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover page and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the term "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated September 30, 1997 and preliminary U.S. Prospectus dated September 30, 1997, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed by the Company with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

  SECTION 1. Representations and Warranties.

  (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager and Selling Stockholder as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

    (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

    At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time any such Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any post-effective amendment to the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers or by any Selling Stockholder expressly for use in the Registration Statement or the International Prospectus.

    Each preliminary prospectus and the Prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed by the Company with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

    (iii) Financial Statements. The historical financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries and Brylane, L.P., a Delaware limited partnership (the "Partnership") at the dates indicated and the results of their operations, stockholders' equity and cash flow for the periods specified, except as otherwise stated in the Registration Statement; the historical financial statements with respect to Chadwick's, Inc. ("Chadwick's") included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of

  Chadwick's at the dates indicated and the statement of operations, stockholders' equity and cash flows of Chadwick's for the periods specified, except as otherwise stated in the Registration Statement; the historical financial statements with respect to the KingSize division of WearGuard ("KingSize") included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of KingSize at the dates indicated and the statements of revenues, expenses and net assets and cash flows of KingSize for the periods specified, except as otherwise stated in the Registration Statement; all said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved in all material respects. The supporting schedules to the historical financial statements included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and other pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, except as otherwise stated in the Registration Statement.

    (iv) No Material Adverse Change in Business. Since the date of the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

    (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement and the U.S. Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

    (vi) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, (x) all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and was not issued in violation of any preemptive rights arising from operation of law, the charter, by-law or other organizational document of each such subsidiary or under any agreement to which the Company or any such subsidiary is a party, (y) all of the issued and outstanding partnership interests in each such subsidiary of the Company that is a partnership (including without limitation the Partnership) have been duly authorized and validly issued and, for United States Federal income tax purposes, each subsidiary of the Company that is a partnership

  (including, without limitation, the Partnership) has been and is currently classified as a partnership, and not as an association taxable as a corporation, and (z) all the capital stock and partnership interests of each subsidiary of the Company is owned by the Company, in each case, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Prospectuses and except for restrictions on transfer imposed under federal or state securities law. The only subsidiaries of the Company are
  (a) the subsidiaries listed on Exhibit 21.1 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

    (vii) Capitalization. The Company had, at the date indicated in the Prospectus, a capitalization as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization;" at the Closing Time, the issued and outstanding capital stock of the Company will be as described in the Prospectus in the column entitled "As Adjusted" under the caption "Capitalization" (except for issuances after August 2, 1997, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses). All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and was not issued in violation of any preemptive right arising by operation of law, under the charter, by-laws or other organizational document or any document or under any agreement to which the Company or any of its subsidiaries is a party.

    (viii) Authorization of Amended Credit Facility. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Amended Credit Facility; the Amended Credit Facility
  (A) will be substantially in the form heretofore delivered to the Lead Managers, (B) creates valid and binding obligations of the Company and (C) is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The terms of the Amended Credit Facility conform in all material respects to the description thereof contained in the Prospectuses.

    (ix) Authorization of Repurchase Agreements. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Repurchase Agreements; each of the Repurchase Agreements (A) will be substantially in the form heretofore delivered to the Lead Managers, (B) creates valid and binding obligations of the Company and (C) is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

    (x) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

    (xi) Description of Securities. The Common Stock conforms to the description thereof under the heading "Description of Capital Stock" contained in the Prospectuses and such description, insofar as it purports to be a summary of the instruments defining the rights of holders of the Common Stock, is accurate and complete; no holder of the Securities is subject to personal liability exclusively by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

    (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Credit Agreement, dated as of April 30, 1997 (the "1997 Bank Credit Facility") or, at the Closing Time, the Amended Credit Facility or in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject

  (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the U.S. Purchase Agreement, the Repurchase Agreements, the Amended Credit Facility and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including, but not limited to, the Common Stock Repurchase) and compliance by the Company and its subsidiaries with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action or partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or, a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance ("Lien") upon any property or assets of the Company or any of its subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or Liens that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational document of the Company or any of its subsidiaries or, except for violations that would not result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

    (xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case and in any circumstance contemplated by this clause
  (xiii), may reasonably be expected to result in a Material Adverse Effect.

    (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Common Stock Repurchase and the transactions contemplated in this Agreement, the U.S. Purchase Agreement, the Repurchase Agreements and the Amended Credit Facility or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

    (xv) Accuracy of Exhibits. There are no contracts or documents of the Company or any of its subsidiaries which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so described and filed as required.

    (xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use, or can acquire or acquire the right to use on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own, possess or have the right to use or to have the ability to acquire or to acquire the right to use any such intellectual property would not have a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. To the best knowledge of the Company, the continued use of the trademarks (the "Trademarks") transferred or licensed to the Company or its subsidiaries pursuant to a Trademark License Agreement with Lanco, Inc., Lernco, Inc., Limited Stores, Inc. Lane Bryant, Inc., Lane Bryant Direct Holding, Inc. and the Partnership (the "Trademark Agreement"), an asset purchase agreement with CDM Corp. (the "CDM Agreement"), an agreement and license of trademarks agreement with The TJX Companies, Inc. ("TJX"), Chadwick's and CDM Corp. (the "CDM Trademark Agreement"), a Trademark License Agreement with TJX (the "TJX Trademark Agreement"), and the License Agreement with Sears Shop at Home Services, Inc. which enables the Company or its subsidiaries to market its catalogs under the Sears name to Sears, Roebuck & Co. customers (the "Sears Agreement") (as such Trademarks have heretofore been used by the business and as currently planned by the Company) will not result in any infringement of the rights of others in the United States, and the Company has no knowledge of any such claim as to the Trademarks transferred or licensed to the Company pursuant to the Trademark Agreement, the CDM Agreement, the CDM Trademark Agreement, the TJX Trademark Agreement, or the Sears Agreement registered in any foreign countries. As of the date hereof, to the best of the knowledge of the Company, (x) affiliates of The Limited, Inc. are the owners of such Trademarks transferred or licensed to the Company pursuant to the Trademark Agreement in the United States,
  (y) affiliates of Sears are the owners of such Trademarks licensed to the Company pursuant to the Sears Agreement in the United States, and (z) affiliates of TJX are the owners of such Trademarks transferred or licensed to the Company pursuant to the CDM Agreement, the CDM Trademark Agreement and the TJX Trademark Agreement, and, as of the date hereof, the Company has no knowledge of any claim by any other person that such other person is the legal owner of the Trademarks and to the best knowledge of the Company, affiliates of The Limited, Inc., TJX or Sears, as the case may be, have not granted any license or right to any other person to use any Trademarks in connection with a mail-order catalog business for women's and men's special size apparel, off-price women's apparel, moderately priced fashion apparel and related accessories.

    (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the sale of the Securities under this Agreement, the U.S. Purchase Agreement and the Repurchase Agreements or the consummation of the transactions contemplated by this Agreement, the U.S. Purchase Agreement, the Repurchase Agreements and the Amended Credit Facility, except (x) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (y) such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the International Securities are offered or (z) those that if not obtained would not reasonably be expected to result in a Material Adverse Effect.

    (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents, certificates and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to own or possess such permits, licenses, approvals, consents, certificates, or other authorizations would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

    (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries, as applicable, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and any of its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and, except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

    (xx) Investment Company Act. The Company is not, and upon the sale of the Securities and the Common Stock Repurchase as herein contemplated will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

    (xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

    (xxii) Registration Rights. There are no persons with registration rights or other similar rights, other than disclosed in the Registration Statement, to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

    (xxiii) Filings of Tax Returns. The Company and its subsidiaries have duly and properly filed, or will duly and properly file, on a timely basis, all tax returns (including, without limitation, Federal, state, local and foreign returns) which were or will be required to be filed by them for all periods ending on or before the Closing Time or including the Closing Time. To the best knowledge of the Company, after due inquiry, all such tax returns and amendments thereto are (or will be) true, correct and complete in all material respects when filed. All material taxes (including, without limitation, withholding taxes, penalties and interest) due and payable by the Company and its subsidiaries have been (or will be) paid, other than those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with generally accepted accounting principles. The Company is not aware of any audit by a tax authority that is pending or threatened with respect to any such tax returns that would, singly or in the aggregate, result in a Material Adverse Effect. No material deficiency or adjustment for any taxes has been proposed, asserted, assessed or, to the knowledge of the Company, threatened against the Company or its subsidiaries. There are no tax liens upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any of its subsidiaries, except for statutory liens for taxes not yet due or delinquent.

    (xxiv) Maintenance of Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (xxv) Maintenance of Insurance. The Company and its subsidiaries maintain insurance of the types of and in the amounts that are reasonable for the business conducted by them.

    (xxvi) No Violations of Regulations G, T, U or X. Neither the sale or delivery of the Securities nor the Common Stock Repurchase will violate Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

    (xxvii) No Violation. The consummation by the Company and the Selling Stockholders of the Common Stock Repurchase will not result in any violation of the General Corporation Law of the State of Delaware.

    (xxviii) No Violation of Regulation M. The Company has not taken any action that would violate Rule 102 of Regulation M of the 1934 Act.

    (xxix) Listing. The Common Stock is listed on the New York Stock Exchange and has been registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

  (b) Representations and Warranties by the Major Selling Stockholders. Each of FS Equity Partners II, L.P., a California limited partnership ("FSEP II"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International"), M&P Distributing Co., a Nevada corporation ("M&P Distributing Co."), and William C. Johnson (collectively referred to herein as the "Major Selling Stockholders"), solely in such Major Selling Stockholder's capacity as a Major Selling Stockholder, severally and not jointly, represents and warrants to each International Manager and the Company as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as to itself as follows:

    (i) Good and Marketable Title. Such Major Selling Stockholder has good and valid title to the Securities being sold by it pursuant to this Agreement and the U.S. Purchase Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever; and upon sale and delivery of, and payment for, such Securities, as provided herein and the U.S. Purchase Agreement, at the Closing Time, such Major Selling Stockholder will convey to the Underwriters good and valid title to such Securities, free and clear of all liens, encumbrances, security interests and claims whatsoever. Upon sale and delivery of, and payment for, such Securities, as provided herein and in the U.S. Purchase Agreement, and provided that the Global Coordinator does not have notice of any "adverse claim" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York), the Global Coordinator will be a "protected purchaser" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York) with respect to the Securities and will acquire the Securities free of any "adverse claim" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York).

    (ii) Authorization of Agreements. Such Major Selling Stockholder has the full right, power and authority to enter into this Agreement, the U.S. Purchase Agreement and the applicable Repurchase Agreement (and in the case of William C. Johnson, the Power of Attorney and Custody Agreement with

  Lowenstein, Sandler, Kohl, Fisher & Boylan ("Lowenstein") (the "Johnson Power of Attorney and Custody Agreement")) and to sell, transfer and deliver the Securities to be sold by such Major Selling Stockholder hereunder and thereunder. The execution and delivery of this Agreement, the U.S. Purchase Agreement and the applicable Repurchase Agreement (and in the case of William C. Johnson, the Johnson Power of Attorney and Custody Agreement) and the sale and delivery of the Securities to be sold by such Major Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Major Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by such Major Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Major Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Major Selling Stockholder is a party or by which such Major Selling Stockholder may be bound, or to which any of the property or assets of such Major Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Major Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Major Selling Stockholder or any of its properties, except for such breaches, defaults, taxes, liens, charges, encumbrances or violations that would not have a material adverse effect on the ability of such Major Selling Stockholder to consummate the transactions contemplated by this Agreement, the U.S. Purchase Agreement or the applicable Repurchase Agreement, or its ability to sell, transfer and deliver the Securities to be sold by such Major Selling Stockholder hereunder and thereunder.

    (iii) Accurate Disclosure.

      (A) To the actual knowledge of FSEP II, FSEP III, FSEP International and William C. Johnson, without independent investigation, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; with respect solely to FSEP II, FSEP III, FSEP International and William C. Johnson, such Major Selling Stockholder has reviewed the Registration Statement and the Prospectuses, and such part of the Registration Statement and the Prospectuses comprising information under the caption "Principal and Selling Stockholders" which specifically relates to such Major Selling Stockholder will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the date of the Prospectuses, at the Closing Time and at each Date of Delivery (if any), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      (B) With respect solely to M&P Distributing Co., such parts of the Registration Statement and the Prospectuses comprising information under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder, will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the date of the Prospectuses, at the Closing Time and at each Date of Delivery (if any), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (iv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the sale of the Securities by such Major Selling Stockholder under this Agreement, the U.S. Purchase Agreement and the applicable Repurchase Agreement or the consummation of the transactions contemplated by this Agreement, the U.S. Purchase Agreement and the applicable Repurchase Agreement by such Major Selling Stockholder, except
  (x) such as have been already obtained
  or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (y) such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the International Securities are offered or (z) those that if not obtained would not reasonably be expected to have a material adverse effect on the ability of such Major Selling Stockholder to consummate the transactions contemplated by this Agreement, the U.S. Purchase Agreement or the applicable Repurchase Agreement, or its ability to sell, transfer or deliver the Securities to be sold by such Major Selling Stockholder hereunder and thereunder.

    (v) Absence of Manipulation. Such Major Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

    (vi) No Violation of Regulation M. Such Major Selling Stockholder has not taken any action that would violate Rule 102 of Regulation M of the 1934 Act.

    (vii) Certificates Suitable for Transfer. Solely as to William C. Johnson, certificates for all of the Securities to be sold by such Major Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

    (viii) Form W-9. In order to document the Underwriters' compliance with the reporting and withholdings provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Major Selling Stockholder will deliver to the U.S. Representatives prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

  (c) Representations and Warranties by the Non-Major Selling
Stockholders. Each of NYNEX Master Trust, a trust governed by the laws of the State of New York ("NYNEX"), Leeway & Co., a Massachusetts partnership, as nominee for the Long-Term Investment Trust, a trust governed by the laws of the State of New York ("Leeway & Co."), ARAMARK/Gall's Group, Inc. ("Aramark"), and TJX (collectively referred to herein as the "Non-Major Selling Stockholders"), solely in such Non-Major Selling Stockholder's capacity as a Non-Major Selling Stockholder, severally and not jointly, represents and warrants to each International Manager and the Company as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as to itself as follows:

    (i) Good and Marketable Title. Such Non-Major Selling Stockholder has (and in the case of TJX, upon conversion of the $20 million principal amount Convertible Subordinated Note payable by the Company to TJX (the "Note") in accordance with the Power of Attorney and Custody Agreement between TJX and Lowenstein (the "TJX Power of Attorney and Custody Agreement") will have) good and valid title to the Securities being sold by it pursuant to this Agreement and the U.S. Purchase Agreement, free and clear of all liens, encumbrances, security interests and claims whatsoever; and upon sale and delivery of, and payment for, such Securities, as provided herein and the U.S. Purchase Agreement, at the Closing Time, such Non-Major Selling Stockholder will convey to the Underwriters good and valid title to such Securities, free and clear of all liens, encumbrances, security interests and claims whatsoever. Upon sale and delivery of, and payment for, such Securities, as provided herein and in the U.S. Purchase Agreement, and provided that the Global Coordinator does not have notice of any "adverse claim" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York), the Global Coordinator will be a "protected purchaser" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York) with respect to the Securities and will acquire the Securities free of any "adverse claim" (within the meaning of Article 8 of the Uniform Commercial Code of the State of New
  York).

    (ii) Authorization of Agreements. Such Non-Major Selling Stockholder has the full right, power and authority to enter into this Agreement, the U.S. Purchase Agreement, the applicable Repurchase Agreement and the applicable Power of Attorney and Custody Agreement with Lowenstein (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Non-Major Selling Stockholder hereunder and thereunder. The execution and delivery of this Agreement, the U.S. Purchase Agreement, the applicable Repurchase Agreement and the applicable Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Non-Major Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Non-Major Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by such Non-Major Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Non-Major Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Non-Major Selling Stockholder is a party or by which such Non-Major Selling Stockholder may be bound, or to which any of the property or assets of such Non-Major Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Non-Major Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ, or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Non-Major Selling Stockholder or any of its properties, except for such breaches, defaults, taxes, liens, charges, encumbrances or violations that would not have a material adverse effect on the ability of such Non-Major Selling Stockholder to consummate the transactions contemplated by this Agreement, the U.S. Purchase Agreement, the applicable Repurchase Agreement, or the applicable Power of Attorney and Custody Agreement, or its ability to sell, transfer and deliver the Securities to be sold by such Non-Major Selling Stockholder hereunder and thereunder.

    (iii) Accurate Disclosure. Such parts of the Registration Statement and the Prospectuses comprising information under the caption "Principal and Selling Stockholders" which specifically relates to such Non-Major Selling Stockholder, will not, at the date the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the date of the Prospectuses, at the Closing Time and at each Date of Delivery (if any), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (iv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the sale of the Securities by such Non-Major Selling Stockholder under this Agreement, the U.S. Purchase Agreement and the applicable Repurchase Agreement or the consummation of the transactions contemplated by this Agreement, the U.S. Purchase Agreement, the applicable Repurchase Agreement and the applicable Power of Attorney and Custody Agreement, except (x) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (y) such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the International Securities are offered or (z) those that if not obtained would not reasonably be expected to have a material adverse effect on the ability of such Non-Major Selling Stockholder to consummate the transactions contemplated by this Agreement, the U.S. Purchase Agreement, the applicable Repurchase Agreement or the applicable Power of Attorney and Custody Agreement, or its ability to sell, transfer or deliver the Securities to be sold by such Non-Major Selling Stockholder hereunder and thereunder.

    (v) Absence of Manipulation. Such Non-Major Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

    (vi) No Violation of Regulation M. Such Non-Major Selling Stockholder has not taken any action that would violate Rule 102 of Regulation M of the 1934 Act.

    (vii) Due Execution of Power of Attorney and Custody Agreement. Such Non-Major Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Lead Managers, the Power of Attorney and Custody Agreement with Lowenstein as attorney-in-fact (the "Attorney-in-Fact"); the Attorney-in-Fact is authorized to deliver or cause to be delivered the Securities to be sold by such Non-Major Selling Stockholder hereunder, the U.S. Purchase Agreement and the applicable Repurchase Agreement and to accept or direct payment therefor, to execute and deliver this Agreement, the U.S. Purchase Agreement and the applicable Repurchase Agreement and the certificate referred to in Section 5(i) on behalf of such Non-Major Selling Stockholder), to sell, assign and transfer to the International Managers the International Securities to be sold by such Non-Major Selling Stockholder hereunder, to determine the purchase price to be paid by the International Managers to such Non-Major Selling Stockholder as provided in Section 2(a) hereof, and otherwise to act on behalf of such Non-Major Selling Stockholder in connection with this Agreement, the U.S. Purchase Agreement and the applicable Repurchase Agreement. The representations and warranties of such Non-Major Selling Stockholder in the applicable Power of Attorney and Custody Agreement are, and at the Closing Time and as of each Date of Delivery (if any) will be, true and correct. The parties hereto agree that the Attorney-in-Fact shall have no liability as a result of any inaccuracy or breach of a representation or warranty by any Non-Major Selling Stockholder.

    (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Non-Major Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement (in the case of TJX, the Note has been placed in such custody with appropriate conversion power pursuant to the TJX Power of Attorney and Custody Agreement).

    (ix) Form W-9. In order to document the Underwriters' compliance with the reporting and withholdings provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Non-Major Selling Stockholder will deliver to the Lead Managers prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

  (d) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager and to each Selling Stockholder as to the matters covered thereby, without personal liability for the officer signing such certificate; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Company and to the International Managers as to the matters covered thereby without personal liability therefor except where such certificate is executed by or on behalf of such Selling Stockholder in such Selling Stockholder's individual capacity, provided, however, that the Attorney-in-Fact shall have no liability as to the matters covered by any such certificate.

  SECTION 2. Sale and Delivery to Underwriters; Closing.

  (a) Initial International Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell, at the price per share set forth in Schedule B, to each International Manager, the number of Initial International Securities set forth in Schedule C opposite the name of such Selling Stockholder, and each International Manager, severally and not jointly, agrees to purchase, at the price per share set forth in Schedule B, from each Selling Stockholder the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

  (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, grant an option to each International Manager, severally and not jointly, to purchase up to the additional number of shares of Common Stock set forth in Schedule C opposite the name of the Selling Stockholders under the heading "Number of International Option Securities" at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon written notice by the Global Coordinator to the Company and the Attorney-in-Fact setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Global Coordinator, the Company and the Selling Stockholders. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York,
NY 10022, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

  In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders, on each Date of Delivery as specified in the written notice from the Global Coordinator to the Company and the Attorney-in-Fact.

  Payment shall be made by the International Managers to the Selling Stockholders other than M & P Distributing Co. and the FS Stockholders (as defined herein) by wire transfer of immediately available funds to bank accounts designated in writing by the Attorney-in-Fact pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. In the case of M & P Distributing Co. and the FS Stockholders, payment shall be made by the International Managers to each of M & P Distributing Co. and the FS Stockholders by wire transfer of immediately available funds to their respective bank accounts designated in writing by each of them against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant

Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

  (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

  SECTION 3. Covenants of the Company. The Company covenants with each International Manager and each Selling Stockholder as follows:

  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator and the Attorney-in-Fact immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect any filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

  (b) Filing of Amendments. The Company will give the Global Coordinator and the Attorney-in-Fact notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator and the Selling Stockholders with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator and the Selling Stockholders or counsel for the International Managers shall reasonably object.

  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, and to the Selling Stockholders and counsel for the Selling Stockholders, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed by the Company with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

  (d) Delivery of Prospectuses. The Company has furnished or will deliver to each International Manager and each Selling Stockholder, without charge, as many copies of each preliminary prospectus as such International Manager or such Selling Stockholder reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the

International Prospectus (as amended or supplemented) as such International Manager may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The International Prospectus and any amendments or supplements thereto furnished to the International Managers and the Selling Stockholders will be identical to the electronically transmitted copies thereof filed by the Company with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or the Company, to amend the Registration Statement or amend or supplement any Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers and each Selling Stockholder such number of copies of such amendment or supplement as the International Managers may reasonably request.

  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not, as a consequence thereof, be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

  (h) Restriction on Sale of Securities. During a period of 90 days from the date of this Agreement, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) the Common Stock Repurchase, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

  (i) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will use its best efforts to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

  SECTION 4. Payment of Expenses.

  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto,
(ii) the preparation and delivery to the International Managers and the Selling Stockholders of this Agreement, any Agreement among International Managers and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the International Managers, (iv) the fees and disbursements of the Company's counsel and accountants and other advisors, of Lowenstein, counsel for certain of the Selling Stockholders, and of Richards & O'Neil, special counsel for certain of the Selling Stockholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the International Managers and the Selling Stockholders of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation and delivery to the International Managers and the Selling Stockholders of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses of continuing the listing of the Common Stock on the New York Stock Exchange.

  (b) Expenses of the Selling Stockholders. The Underwriters shall not be responsible for, or liable for, any costs and expenses of any of the Selling Stockholders incident to its obligations hereunder. Subject to Section 4(a) above, the Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, including (i) any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the International Managers and the transfer of the Securities from the Selling Stockholders to the International Managers and between the International Managers and the U.S. Underwriters, and (ii) except as described in (a)(iv) above, the fees and disbursements of their respective counsel and accountants.

  (c) Termination of Agreement. If this Agreement is terminated by the International Managers in accordance with the provisions of Section 5(u) or
Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

  SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their covenants and other obligations hereunder, and to the following further conditions:

  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b)

(or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

  (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Riordan & McKinzie, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers and for each Selling Stockholder to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the counsel for the International Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

  (c) Opinions of Counsel for the FS Stockholders. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Riordan & McKinzie, counsel for FSEP II, FSEP III and FSEP International (collectively referred to herein as the "FS Stockholders") as Selling Stockholders, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B-1 hereto and to such further effect as counsel to the International Managers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the counsel for the International Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the applicable Selling Stockholders and certificates of public officials.

  (d) Opinions of Counsel for M & P Distributing Co. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Davis, Polk & Wardwell, counsel for M & P Distributing Co., as a Selling Stockholder, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B-1 hereto and to such further effect as counsel to the International Managers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the counsel for the International Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the applicable Selling Stockholders and certificates of public officials.

  (e) Opinions of Counsel for Certain Selling Stockholders. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Lowenstein, special counsel for NYNEX, Leeway & Co., Aramark, William C. Johnson and TJX as Selling Stockholders, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B-2 hereto and to such further effect as counsel to the International Managers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New Jersey, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the counsel for the International Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the applicable Selling Stockholders and certificates of public officials.

  (f) Opinions of Counsel for the Selling Stockholders. At Closing Time, the Lead Managers shall have received the favorable opinions, dated as of Closing Time, of Davis, Polk & Wardwell, counsel for M & P Distributing Co., and Richards & O'Neil, special counsel to the other Selling Stockholders, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B-3 hereto and to such further effect as counsel to the International Managers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the counsel for the U.S. Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the applicable Selling Stockholders and certificates of public officials.

  (g) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in clauses (i), (ii),
(v) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (vii) (solely as to the Purchase Agreement and the U.S. Purchase Agreement), (viii), (ix), (xi),
(xiii) and (xxi) of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

  (h) Officers' Certificate. At Closing Time, there shall not have been, since the date of the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President, the Vice Chairman of the Board or the Chief Executive Officer of the Company, and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, except to the extent that such representation or warranty is expressly stated as of an earlier time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of their respective knowledge, are contemplated by the Commission.

  (i) Certificate of Selling Stockholders. The FS Stockholders, M & P Distributing Co., the Selling Stockholders or the Attorney-in-Fact shall have each furnished to the Lead Managers and the Company a certificate, dated the date of the Closing Time, to the effect that the representations and warranties of the applicable Selling Stockholders in this Agreement are true and correct in all material respects on and as of the Closing Time to the same effect as if made at the Closing Time and each applicable Selling Stockholder has complied with all the agreements and satisfied all the conditions on his or its part to be performed or satisfied prior to the Closing Time.

  (j) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from Coopers & Lybrand a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for the Company, each of the other International Managers and any Selling Stockholder who meets the requirements of Statement of Auditing Standard No. 72 containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

  (k) Bring-down Comfort Letter. At the Closing Time, the Lead Managers shall have received from Coopers & Lybrand a letter, dated as of the Closing Time, together with signed or reproduced copies of such letter for the Company, each of the other International Managers and any Selling Stockholder who meets the requirements of Statement of Auditing Standard No. 72 to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

  (l) Listing. At the Closing Time and at the Date of Delivery, the Securities shall continue to be listed on the New York Stock Exchange.

  (m) No Objection. At the Closing Time, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

  (n) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received agreements substantially in the form of Exhibit C hereto signed by each of the persons and entities listed on Schedule D hereto.

  (o) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the International Managers shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

  (p) Common Stock Repurchase. Contemporaneously with the purchase by the Underwriters of the Securities under this Agreement and the U.S. Purchase Agreement, the Company shall have completed the Common Stock Repurchase.

  (q) Execution of Amended Credit Facility. Each of the parties to the Amended Credit Facility has performed all of such party's obligations under the Amended Credit Facility required to be performed on or prior to the Closing Time.

  (r) Execution of Repurchase Agreements. Each of the parties to each of the Repurchase Agreements has performed all of such party's obligations under each of such Repurchase Agreements required to be performed on or prior to the Closing Time.

  (s) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof and the statements in any certificate of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

    (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President, the Vice Chairman of the Board or the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to
  Section 5(h) hereof remains true and correct as of such Date of Delivery.

    (ii) Opinion of Counsel for Company. The favorable opinion of Riordan & McKinzie, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

    (iii) Certificate of Selling Stockholders. A certificate dated such Date of Delivery, of the Selling Stockholders or the Attorney-in-Fact confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

    (iv) Opinion of Counsel for the FS Stockholders. The favorable opinion of Riordan & McKinzie, counsel for the FS Stockholders as Selling
  Stockholders, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

    (v) Opinion of Counsel for M & P Distributing Co. The favorable opinion of Davis, Polk & Wardwell, counsel for M & P Distributing Co. as a Selling Stockholder, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

    (vi) Opinion of Counsel for certain Selling Stockholders. The favorable opinion of Lowenstein, counsel for NYNEX, Leeway & Co., Aramark, William C. Johnson and TJX as Selling Stockholders, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

    (vii) Opinion of Counsel for the Selling Stockholders. The favorable opinions of Davis, Polk & Wardwell, counsel for M & P Distributing Co., and Richards & O'Neil, special counsel for the other Selling Stockholders, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

    (viii) Opinion of Counsel for International Managers. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

    (ix) Bring-down Comfort Letter. A letter from Coopers & Lybrand, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(j) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

  (t) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated and upon the Common Stock Repurchase, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

  (u) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by written notice to the Company, the FS Stockholders, M & P Distributing Co. and the Attorney-in-Fact at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

  SECTION 6. Indemnification.

  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless (i) each Selling Stockholder, each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and each of their respective officers, directors, and employees in accordance with the terms of the Registration Rights Agreement, dated as of February 26, 1997 by and among the Company and each of the Selling Stockholders (the "Registration Rights Agreement") and (ii) each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

    (x) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration

  Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (y) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

    (z) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (x) or (y) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company (A) by any Selling Stockholder, or (B) by any International Manager through the Global Coordinator expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and, provided, further, that (i) the Company will not be liable to any International Manager with respect to any preliminary prospectus to the extent that such loss, liability, claim, damage or expense resulted from the fact that such International Manager, in contravention of this Agreement or applicable law, sold Securities to a person to whom such International Manager failed to send or give, at or prior to the Closing Date, a copy of the International Prospectus as then amended and supplemented if the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow distribution by the Closing Date) to the International Managers and the loss, liability, claim, damage or expense of such International Manager resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the International Prospectus.

  (b) Indemnification by the Selling Stockholders. Each Selling Stockholder severally (but not jointly) agrees to indemnify and hold harmless (i) the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in accordance with the terms of the Registration Rights Agreement; (ii) each other Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act, as well as the respective officers, directors and employees of each of the foregoing and (iii) each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon, and in conformity with, written information relating specifically to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder expressly for use in the portion of the Registration Statement (or any amendment thereto) captioned "Principal and Selling Stockholders"; provided, however, that (x) the liability to the International Managers of any Selling Stockholder under this
Section 6(b)(iii), together with any liability to the

International Managers of a Selling Stockholder arising from or based upon a breach by such Selling Stockholder of its representations in this Agreement or in the Power of Attorney and Custody Agreement, shall be limited to an amount equal to the proceeds of the sale of International Securities by such Selling Stockholder (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder in connection with the registration and sale of the International Securities) and (y) the foregoing indemnity provided under Section 6(b)(iii) with respect to any preliminary prospectus shall not inure to the benefit of any International Manager (or to the benefit of any person controlling such International Manager) from whom the person asserting any such loss, liability, claim or damage purchased International Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the International Prospectus (as amended or supplemented by the Company if the Company shall have furnished any amendments or supplements thereto) and a copy of the International Prospectus (as so amended or supplemented), which at such time had been provided to the International Managers for their use, shall not have been furnished to such person at or prior to the written confirmation of sale of such Securities to such person.

  (c) Indemnification by the International Managers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

  (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(ii) above, counsel to the indemnified parties shall be selected by Merrill Lynch, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company, and in the case of parties indemnified pursuant to Section 6(a)(i) above, counsel to the indemnified parties shall be selected by the Selling Stockholder (and shall be reasonably satisfactory to Merrill Lynch). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

  (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

  (f) No Effect on Separate Agreement. The provisions of this Section 6 and
Section 7 hereof shall not affect any separate agreement among the Company and the Selling Stockholders with respect to indemnification and contribution.

  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the International Managers on the other hand from the offering of the International Securities pursuant to this Agreement, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations and (b) as between the Company on the one hand and each Selling Stockholder on the other, or as among the Selling Stockholders, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations.

  The relative benefits received by the Company and the Selling Stockholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the International Managers, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet.

  The relative fault of the Company and the Selling Stockholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the International Managers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative fault of the Company on the one hand and of each Selling Stockholder, and with respect to the Selling Stockholders among themselves, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company, the Selling Stockholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

  Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities of such Selling Stockholder were offered to the public (less underwriting discounts and commissions but before deducting expenses) exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Stockholder's obligations to contribute pursuant to this Section 7 are several and not joint.

  Notwithstanding the foregoing, no indemnifying party shall be responsible for contributing any amount hereunder unless indemnification from such indemnifying party under subsections (a), (b) and (c) of Section 6, as the case may be, was provided for hereunder in accordance with its terms.

  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  For purposes of this Section 7, each person, if any, who controls a International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each director of a Selling Stockholder, and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as a Selling Stockholder. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of International Securities set forth opposite their respective names in Schedule A hereto and not joint.

  SECTION 8. Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the International Securities to the International Managers.

  SECTION 9. Termination of Agreement.

  (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, the FS Stockholders, M & P Distributing Co. and the Attorney-in-Fact, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

  SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

  (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Selling Stockholders to sell the International Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting International Manager.

  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

  In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Selling Stockholders to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Representatives c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention: Syndicate Department; with copies to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, California 90071, attention: Gregg A. Noel, Esq.; notices to the Company shall be directed to it at Brylane, 463 Seventh Avenue, 21st Floor, New York, New York 10018, attention: Chief Financial Officer, with copies to Freeman Spogli & Co., Incorporated, 599 Lexington Avenue, 18th Floor, New York, New York 10022, and Riordan & McKinzie, 300 South Grand Avenue, 29th Floor, Los Angeles, California 90071, attention: Thomas M. Cleary, Esq.; notices to the FS Stockholders shall be directed to Riordan & McKinzie, 300 South Grand Avenue, 29th Floor, Los Angeles, California 90071, attention: Thomas M. Cleary, Esq.; notices to M & P Distributing Co. shall be directed to Davis, Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, attention: David L.

Caplan, Esq.; and notices to NYNEX, Leeway & Co., Aramark, William C. Johnson and TJX shall be directed to Lowenstein, Sandler, Kohl, Fisher & Boylan, 65 Livingston Avenue, Roseland, New Jersey 07068, attention: George J. Mazin, Esq.

  SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers and the Company, the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company, the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

  SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

  SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Selling Stockholders and the Company in accordance with its terms.

                                          Very truly yours,

                                          BRYLANE INC.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          FS EQUITY PARTNERS II, L.P.

                                          By: Freeman Spogli & Co.
                                          Its: General Partner

                                          By: _________________________________
                                            Name:
                                            Title:

                                          FS EQUITY PARTNERS III, L.P.

                                          By: FS Capital Partners, L.P.
                                          Its: General Partner

                                          By: FS Holdings, Inc.
                                          Its: General Partner

                                          By: _________________________________
                                            Name:
                                            Title:

                                          FS EQUITY PARTNERS INTERNATIONAL,
                                           L.P.

                                          By: FS&Co. International, L.P.
                                          Its: General Partner

                                          By: FS International Holdings
                                           Limited
                                          Its: General Partner

                                          By: _________________________________
                                            Name:
                                            Title:

                                          M & P DISTRIBUTING CO.

                                          By: _________________________________
                                            Name:
                                            Title:

                                          _____________________________________
                                          As attorney-in-fact on behalf of
                                           Aramark,
                                          William C. Johnson, Leeway & Co.,
                                          NYNEX and TJX

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH INTERNATIONAL

LAZARD CAPITAL MARKETS

NATIONSBANC MONTGOMERY SECURITIES, INC.

J.P. MORGAN SECURITIES LTD.

By: MERRILL LYNCH INTERNATIONAL

By: _________________________________
        Authorized Signatory

  For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                    NUMBER OF
                                                                     INITIAL
                                                                  INTERNATIONAL
          NAME OF UNDERWRITER                                      SECURITIES
          -------------------                                     -------------
   Merrill Lynch International...................................
   Lazard Capital Markets........................................
   NationsBanc Montgomery Securities, Inc........................
   J.P. Morgan Securities Ltd....................................
                                                                    ---------
     Total ......................................................   1,000,000
                                                                    =========

                                    Sch A-1

                                  SCHEDULE B

                                 BRYLANE INC.

                     1,000,000 SHARES OF COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

  1. The initial public offering price per share for the Securities,
determined as provided in said Section 2, shall be $      .

  2. The purchase price per share for the Securities to be paid by the several
Underwriters shall be $      , being an amount equal to the initial public
offering price set forth above less $      per share; provided, that the
purchase price per share for any International. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                    Sch B-1

                                   SCHEDULE C

                                                       NUMBER OF     NUMBER OF
                                                        INITIAL    INTERNATIONAL
                                                     INTERNATIONAL    OPTION
   NAME OF SELLING STOCKHOLDER                        SECURITIES    SECURITIES
   ---------------------------                       ------------- -------------
   FSEP II..........................................     264,861       39,729
   FSEP III.........................................     276,470       41,471
   FSEP International...............................      10,364        1,555
   M & P Distributing Co............................     323,498       48,525
   William C. Johnson...............................       1,941          291
   Aramark..........................................      11,112        1,667
   Leeway & Co......................................      32,350        4,852
   NYNEX............................................      32,350        4,852
   TJX..............................................      47,054        7,058
                                                       ---------      -------
     Total..........................................   1,000,000      150,000
                                                       =========      =======

                                    Sch C-1

                                   SCHEDULE D

FSEP II
FSEP III
FSEP International
The Limited, Inc.
The TJX Companies, Inc.
Leeway & Co.
NYNEX
ARAMARK/Gall's Group, Inc.
Peter J. Canzone
Sheila R. Garelik
Robert A. Pulciani
Ronald P. Spogli
John M. Roth
Mark J. Doran
Samuel P. Fried
William K. Gerber
William C. Johnson
Peter M. Starrett
Daniel Carr
Dhananjaya Rao
Carol Meyrowitz

                                    Sch D-1

                                                                      EXHIBIT A

                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)

  (i) The Company has the been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

  (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement, the International Purchase Agreement, the Repurchase Agreements and the Amended Credit Facility.

  (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

  (iv) As of the Closing Time, the issued and outstanding capital stock of the Company as of August 2, 1997 is as set forth in the Prospectus in the column entitled "As Adjusted" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses); the issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of the preemptive or other similar rights of any securityholder of the Company; and no holder of the Securities is subject to personal liability exclusively by reason of being such a holder.

  (v) The sale of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company or, to the best knowledge of such counsel, otherwise.

  (vi) Each subsidiary has been duly incorporated and is validly existing as a corporation or a partnership, as the case maybe, in good standing under the laws of the jurisdiction of its organization, has corporate power or partnership power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation or foreign partnership, as the case maybe, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or partnership units, as the case may be, of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, are owned of record by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership units, as the case may be, of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

  (vii) Each of the Purchase Agreement and the International Purchase Agreement has been duly and validly authorized, executed and delivered by the Company; and each Repurchase Agreement, and the Amended Credit Facility have been duly authorized, executed and delivered by the Company, and, to such counsel's knowledge, the other parties thereto, and each Repurchase Agreement and the Amended Credit Facility create a valid and binding obligation of the Company and will be enforceable against the Company in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting enforcement of creditors' rights generally or by general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

  (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

  (ix) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which no opinion is rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

  (x) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

  (xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

  (xii) To the best of such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which any of their property is subject, before or brought by any court or governmental agency or body, domestic or foreign, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement, the International Purchase Agreement, the Amended Credit Facility and the Repurchase Agreements or the performance by the Company of its obligations thereunder.

  (xiii) The information in the Prospectuses under "Description of Capital Stock--Common Stock," "Certain Relationships and Related Transactions" and "Description of Certain Financing Arrangements" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

  (xiv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

  (xv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

  (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or under the laws and regulations of jurisdictions outside the United States in which the International Securities are offered, as to which we express no opinion) is necessary or required in connection with the offering or sale of the Securities, and to the best of such counsel's knowledge, in connection with the due authorization, execution and delivery of the Purchase Agreement, the International Purchase Agreement, the Amended Credit Facility or the Repurchase Agreements.

  (xvii) The execution, delivery and performance of each of the Purchase Agreement, the International Purchase Agreement, the Repurchase Agreements and the Amended Credit Facility, and the consummation of the transactions contemplated therein and in the Registration Statement (including, but not limited to, the Common Stock Repurchase) and compliance by the Company with its obligations under the Purchase Agreement, the International Purchase Agreement, the Amended Credit Facility and the Repurchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined in Section 1(a)(xviii) of the Purchase Agreement and the International Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, and which have been identified to us on the Certificate (except for such conflicts, breaches or defaults or Liens that are described in the Prospectus or that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

  (xviii) To the best of such counsel's knowledge, except as described in the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

  (xix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

  (xx) Such counsel has participated in conferences with officers and other representatives of the Company and its subsidiaries, counsel employed by the Company and its subsidiaries, representatives of the independent public accountants for the Company and its subsidiaries, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectuses and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, and have not made any independent check or verification thereof, except as specifically provided in such opinions, on the basis of the foregoing, and relying as to materiality to an extent such counsel deems appropriate upon the opinions of officers and other representatives of the Company, nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses (except for financial statements and schedules and other financial data included therein, as to which counsel need make no statement), as of its date (unless the term "Prospectuses" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                    EXHIBIT B-1

                          FORM OF OPINION OF COUNSEL
                         FOR THE SELLING STOCKHOLDERS
                          TO BE DELIVERED PURSUANT TO
                             SECTIONS 5(c) AND (d)

  (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the filing of the Registration Statement, the issuance of the order of the Commission declaring the Registration Statement effective, and such authorizations, approvals or consents as may be necessary under state securities and "blue sky" laws, and such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the International Securities are offered, or by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Securities to be sold by the Selling Stockholders, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the Purchase Agreement, the International Purchase Agreement, the applicable Repurchase Agreement, or in connection with the offer, sale or delivery of the Securities.

  (ii) The execution, delivery and performance of the Purchase Agreement, the International Purchase Agreement, the applicable Repurchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement, the International Purchase Agreement, the Repurchase Agreements and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the Purchase Agreement, the International Purchase Agreement and the Repurchase Agreement, have been duly authorized by such Selling Stockholder, and to our knowledge, do not and will not, whether with or without giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Stockholder may be subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, if applicable, or any law or administrative regulation of any governmental agency or body or to our knowledge, any judgment or order or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

  (iii) The Repurchase Agreement has been duly authorized by the Selling Stockholder and constitutes the legal, valid and binding agreements of the Selling Stockholders and will be enforceable against the Selling Stockholders in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

  (iv) Each of the Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholders.

  (v) To the best of our knowledge such parts of the Registration Statement and the Prospectus comprising information under the caption "Principal and Selling Stockholders" which specifically relate to the Selling Stockholders are accurate in all material respects at the date the Registration Statement became effective and at the date of the Prospectus.

                                     B1-1

                                                                    EXHIBIT B-2

                          FORM OF OPINION OF COUNSEL
                         FOR THE SELLING STOCKHOLDERS
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(e)

  (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the filing of the Registration Statement, the issuance of the order of the Commission declaring the Registration Statement effective, and such authorizations, approvals or consents as may be necessary under state securities and "blue sky" laws, and such as have been obtained or may be required under the laws and regulations of jurisdictions outside the United States in which the International Securities are offered, or by the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Securities to be sold by the Selling Stockholders, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholders for the performance by the Selling Stockholders of their obligations under the Purchase Agreement, the International Purchase Agreement or in the applicable Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

  (ii) The Power of Attorney and Custody Agreements have been duly authorized by the Selling Stockholders and the Custodian appointed thereunder is authorized to deliver the Securities on behalf of the Selling Stockholders in accordance with the terms of the Purchase Agreement and the International Purchase Agreement.

  (iii) The execution, delivery and performance of the Purchase Agreement, the International Purchase Agreement, the applicable Repurchase Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement, the International Purchase Agreement, the Repurchase Agreements and in the Registration Statement and compliance by the Selling Stockholders with their obligations under the Purchase Agreement, the International Purchase Agreement and the Repurchase Agreement, have been duly authorized by the Selling Stockholders, and to our knowledge, do not and will not, whether with or without giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Stockholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Stockholders are a party or by which they may be bound, or to which any of the property or assets of the Selling Stockholders may be subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholders, if applicable, or any law, administrative regulation, or to our knowledge, any judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholders or any of their properties.

  (iv) The Power of Attorney and Custody Agreements and the Repurchase Agreements have been duly authorized by the Selling Stockholders and constitutes the legal, valid and binding agreements of the Selling Stockholders and will be enforceable against the Selling Stockholders in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

  (v) Each of the Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholders.

  (vi) To the best of our knowledge such parts of the Registration Statement and the Prospectus comprising information under the caption "Principal and Selling Stockholders" which specifically relate to the Selling Stockholders are accurate in all material respects at the date the Registration Statement became effective and at the date of the Prospectus.

                                     B2-1

                                                                    EXHIBIT B-3

    FORM OF OPINIONS OF RICHARDS & O'NEIL, SPECIAL COUNSEL FOR THE SELLING
          STOCKHOLDERS, AND DAVIS, POLK & WARDWELL, COUNSEL FOR
        M & P DISTRIBUTING CO. TO BE DELIVERED PURSUANT TO SECTION 5(f)

  (i) Upon physical delivery to Merrill Lynch, as Global Coordinator for the several Underwriters (the "Buyer") in the State of New York of the securities identified on Schedule 1 hereto (the "Securities") registered in the Buyer's name, the Buyer will acquire the Securities free of any adverse claims (within the meaning of Section 8-102(a)(1) of the Uniform Commercial Code as currently in effect in the State of New York).

  The opinion set forth in paragraph (i) is subject to the following qualifications:

    (a) We have assumed that neither the Buyer nor any other underwriter has notice of any adverse claims with respect to the Securities.

    (b) Our opinion is limited to the Uniform Commercial Code as currently in effect in the State of New York, and such opinion does not address (i) laws other than the Uniform Commercial Code as currently in effect in the State of New York, (ii) collateral of a type not subject to the Uniform Commercial Code as currently in effect in the State of New York, and
  (iii) what law governs whether adverse claims can be asserted against the Buyer.

                                     B3-1

                                                  SCHEDULE 1 TO EXHIBIT B-3

                                                                          REGISTERED OWNER
NAME OF ISSUER               CERTIFICATE NUMBER                            OF CERTIFICATE
--------------               ------------------                           ----------------

                                      B4-1

                                                                      EXHIBIT C

[FORM OF LOCK-UP FROM DIRECTORS AND OTHER STOCKHOLDERS PURSUANT TO SECTION
5(i)]

                                                          October 14, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated,
LAZARD FRERES & CO. LLC
NATIONSBANC MONTGOMERY SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
 as Representative(s) of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

  Re: Proposed Public Offering by Brylane Inc.

Dear Sirs:

  The undersigned, a [parent of a stockholder of/a director of/a stockholder of] Brylane Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lazard Freres & Co. LLC, Montgomery Securities and J.P. Morgan Securities Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, directly or indirectly, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the undersigned may without such consent (i) exercise any outstanding stock options granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, and (ii) with prior notice to Merrill Lynch, make (x) bona fide gifts to persons, or (y) transfers or sales to affiliates of the undersigned, in each case who agree in writing with Merrill Lynch to be bound by the provisions of this letter.

                                          Very truly yours,

                                          Signature:
                                                    ___________________________

                                          Print Name:
                                                     __________________________

[FORM OF LOCK-UP FROM OFFICERS PURSUANT TO SECTION 5(I)]

                                                          October 14, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated,
LAZARD FRERES & CO. LLC
NATIONSBANC MONTGOMERY SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
 as Representative(s) of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

  Re: Proposed Public Offering by Brylane Inc.

Dear Sirs:

  The undersigned, an executive officer of Brylane Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lazard Freres & Co. LLC, Montgomery Securities and J.P. Morgan Securities Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, from the date of the Purchase Agreement until December 15, 1997, the undersigned will not, directly or indirectly, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the undersigned may without such consent (i) exercise any outstanding stock options granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, and (ii) with prior notice to Merrill Lynch, make (x) bona fide gifts to persons, or (y) transfers or sales to affiliates of the undersigned, in each case who agree in writing with Merrill Lynch to be bound by the provisions of this letter.

                                          Very truly yours,

                                          Signature:
                                                    __________________________

                                          Print Name:
                                                     _________________________

                                      C-2